Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Cohen & Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	457(o)

Fees to Be Paid	Equity	Depositary Shares	457(o)

Fees to Be Paid	Other	Warrants	457(o)

Fees to Be Paid	Other	Units	457(o)

Fees to Be Paid	Other	Subscription Rights	457(o)

Fees to Be Paid	Other	Preferred Stock Purchase Rights	457(o)

Fees to Be Paid	Unallocated (Universal Shelf)		457(o)			$9,312,907		$0.0001476	$1,374.59

Fees Previously Paid		—	—	—	—	—			—

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Carry Forward Securities	Equity	Depositary Shares	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Carry Forward Securities	Other	Warrants	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Carry Forward Securities	Debt	Units	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Carry Forward Securities	Other	Subscription Rights	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Fees to Be Paid	Other	Preferred Stock Purchase Rights	415(a)(6)						—	S-3	333-249641	November 10, 2020	(2)(5)

Carry Forward Securities	Unallocated (Universal Shelf)		415(a)(6)			$65,687,093	(5)		—	S-3	333-249641	November 10, 2020	(2)(5)

	Total Offering Amounts					$75,000,000			$1,374.59

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due								$1,374.59

(1)	The securities registered hereunder consists of up to $75,000,000 of an indeterminate amount of (a) shares of common stock, (b) shares of preferred stock, (c) depositary shares representing fractional shares of preferred stock of the Registrant, (d) warrants to purchase shares of common stock, shares of preferred stock, depositary shares and/or debt securities of the Registrant, (e) units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, subscription rights, preferred stock purchase rights or depositary shares of the Registrant, or any combination of such securities, (f) subscription rights to purchase shares of preferred stock, shares of common stock or other securities of the Registrant, and (g) preferred stock purchase rights to purchase shares of preferred stock of the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to Instruction 2.A.iii.b. to Item 16(b) of Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”). The aggregate maximum offering price of all securities to be issued by the Registrant pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $75,000,000. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(4)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying $0.0001476 and the proposed maximum aggregate offering price.

(5)	Pursuant to Rules 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $65,687,093 registered hereunder are unsold securities (the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-249641) which was initially filed with the Securities and Exchange Commission on October 23, 2020 (the “Prior Registration Statement”), are included in this Registration Statement. The Prior Registration Statement became effective on November 10, 2020. The Registrant paid a filing fee of $7,166.46 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.